Exhibit 10.17

FORM OF SPLIT DOLLAR LIFE INSURANCE AGREEMENT BETWEEN ACCESS NATIONAL BANK AND CERTAIN EXECUTIVE OFFICERS

ACCESS NATIONAL BANK

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

Economic Benefit Regime – Endorsement Method

THIS SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the “Agreement”) is made and entered into this       _ day of                             ,                             , by and between Access National Bank (the “Bank”), a banking corporation organized and existing under the laws of the Commonwealth of Virginia, and Executive Name (the "Insured").

WITNESSETH:

WHEREAS, the Insured is employed by the Bank; and

WHEREAS, the Bank highly values the efforts, abilities, and accomplishments of the Insured and, as an inducement for the Insured’s continued employment, wishes to assist the Insured with his personal insurance program; and

WHEREAS, the Bank has determined that this assistance can best be provided under a "split-dollar" arrangement as defined in Treasury Regulations §§1.61-22(b)(1)&(2); and

WHEREAS, the Bank wishes to provide life insurance protection for the Insured’s family in the event of the Insured’s death, under policies of life insurance insuring the life of the Insured (the “Policy” or the “Policies”), which are described in Exhibit A attached hereto, and which were or are being issued by Mass Mutual Life Insurance Company and Ohio National Life Insurance Company (the “Insurer” or the “Insurers”); with such additions and deletions as may be made from time to time by amendments to Exhibit A; and

WHEREAS, the Bank is willing to pay the premiums due on the Policies as an additional employment benefit for the Insured, on the terms and conditions hereinafter set forth; and

WHEREAS, the Bank is the sole owner of the Policies and has elected to allow the Insured to name a personal beneficiary for a portion of the death proceeds of the Policies;

NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Insured agree as follows:

ARTICLE I

“Definitions”

1.1           Refer to Policy contracts for the definitions of any terms in this Agreement that are not defined herein.

ARTICLE II

"Purchase of Policies"

2.1           Policies, and The parties hereto have taken or will take all necessary action to cause the Insurers to issue the shall take any further action which may be necessary to cause the Policies to conform to the provisions of this Agreement. The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the endorsements to the Policies filed with the Insurers.

1

ARTICLE III

"Policy Title and Ownership"

3.1           Title and ownership of the Policies shall reside in the Bank for its use and for the use of the Insured, all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the Policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Policy then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

3.2           The Bank, at its sole discretion, shall have the right to determine the face amount of the Policy purchased on the Insured and shall have the right to determine whether the Policy is term, universal or whole life.

ARTICLE IV

“Beneficiary”

4.1           Beneficiary Designation. The Insured shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. The Insured shall have the right to name such beneficiary at any time prior to the Insured’s death and submit it to the Plan Administrator (or Plan Administrator’s representative) on the written beneficiary designation form provided.

4.2           Beneficiary Acknowledgment. Once received and acknowledged by the Plan Administrator, the beneficiary designation form shall be effective. The Insured may change a beneficiary designation at any time by submitting a new form to the Plan Administrator. Any such change shall follow the same rules as for the original beneficiary designation and shall automatically supersede the existing beneficiary form on file. Upon the acceptance by the Plan Administrator of a new beneficiary designation form, all previously filed beneficiary designation forms shall be cancelled. The Bank shall be entitled to rely on the last beneficiary designation form filed by the Insured and accepted by the Plan Administrator prior to the Insured’s death.

4.3           `No Beneficiary Designation. If the Insured dies without a valid beneficiary designation on file, or if all designated beneficiaries predecease the Insured, then the Insured’s surviving spouse shall be the designated beneficiary. If the Insured has no surviving spouse, the benefits shall be made payable to the personal representative of the Insured’s estate.

4.4           Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person legally declared incompetent, or to a person legally deemed incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Insured and the beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

ARTICLE V

"Premium Payment and Taxable Benefit"

5.1           Premium Payment. The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the Policies in force as determined by the Insurer. Notwithstanding the foregoing, the Bank shall have the absolute and sole right to terminate or surrender the Policies.

5.2           Taxable Benefit. The Bank shall determine the economic benefit attributable to the Insured based on the life insurance premium factor for the Insured’s age multiplied by the amount of current life insurance protection payable to the Insured’s beneficiary. The “life insurance premium factor” is the minimum amount required to be imputed under Treasury Regulation §1.61-22(d)(3)(ii) or any subsequent applicable authority.

2

5.3           Imputed Income. The Bank shall impute the economic benefit to the Insured on an annual basis, by adding the economic benefit to the Insured’s W-2, or if applicable, Form 1099.

ARTICLE VI

"Ownership of the Cash Surrender Value of a Policy"

6.1            The Bank shall at all times be entitled to one hundred percent (100%) of each Policy’s cash value, as that term is defined in the Policy contract, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Such cash value shall be determined as of the date of surrender or death as the case may be.

ARTICLE VII

"Rights of Insured or Assignees"

7.1           The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policies nor any rights, options, privileges or duties created under this Agreement, other than the right to name a beneficiary from time to time.

ARTICLE VIII

"Limitations on Bank’s Rights in Policies"

8.1           Notwithstanding any provision hereof to the contrary, the Bank shall have the right to sell or surrender a Policy without terminating this Agreement, provided: (i) the Bank replaces the Policy with a comparable life insurance policy or arrangement that provides the benefit provided under this Agreement; and (ii) the Bank and the Insured (who will not unreasonably withhold his or her signature) execute a new Policy endorsement for said comparable coverage arrangement, at which time all references to “Policy” hereunder shall refer to such replacement coverage arrangement. Without limitation, the Policies at all times shall be the exclusive property of the Bank and shall be subject to the claims of the Bank’s creditors.

ARTICLE IX

"Policy Loans"

9.1           The Bank may pledge or assign a Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. Interest charges on such loan shall be paid by the Bank. If the Bank so encumbers a Policy, other than by a Policy loan from the Insurer, then, upon the death of the Insured, the Bank shall promptly take all action necessary to secure the release or discharge of such encumbrance.

ARTICLE X

"Division of Death Proceeds"

10.1         Insured’s Death Benefit. Upon the death of the Insured while this Agreement is in force, the Insured’s beneficiary shall be entitled to an amount of aggregate Policy death proceeds equal to One Hundred Thousand Dollars ($100,000.00). The receipt of this amount by the beneficiary shall constitute satisfaction of the Insured’s rights under this Agreement.

10.2         Bank’s Benefit. Upon the death of the Insured, the Bank shall be entitled to receive the remainder of the aggregate Policy death proceeds (if any) not payable under Section 10.1 above.

3

10.3         Benefit Paid by Insurer. The benefit payable to the Insured’s beneficiary shall be paid solely by the Insurer from the proceeds of the Policies on the life of the Insured. In no event shall the Bank be obligated to pay a death benefit under this Agreement from its general funds. Should an Insurer refuse or be unable to pay death proceeds endorsed to Insured under the express terms of this Agreement, or should the Bank cancel the Policies for any reason, neither the Insured nor any beneficiary shall be entitled to a death benefit.

10.4         Suicide or Misstatement. The amount of the benefit payable to the Insured’s beneficiary may be reduced or eliminated if the Insured: (i) fails or refuses to take a physical examination; (ii) fails or refuses to truthfully and completely supply such information or complete any forms as may be required by the Bank or Insurer; (iii) fails or refuses to cooperate with the requests of the Bank or the Insurer in relation to this Agreement or a Policy; or (iv) if the Insured dies under circumstances such that a Policy does not pay a full death benefit, e.g., in the case of suicide within the suicide exclusionary period of a Policy. The Bank shall, however, evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

ARTICLE XI

"Termination of the Agreement”

11.1         This Agreement shall terminate upon the occurrence of any one of the following:

(1)         The total cessation of the business of the Bank;

(2)         The bankruptcy, receivership or dissolution of the Bank;

(3)         The termination of the Insured’s employment;

(4)         While the Insured is living by written notice thereof by either the Bank or the Insured to the other;

(5)         Surrender, lapse, or other termination of the Policies by the Bank; or

(6)         Upon distribution of the death benefit proceeds in accordance with Article X.

11.2         Upon the termination of this Agreement, the Bank may make such disposition of the Policies as it determines to be appropriate. Insured will have no rights in such Policies, or the death benefit proceeds thereof, if this Agreement is terminated.

ARTICLE XII

"Insurer Not a Party”

12.1         The Insurer shall be fully discharged from its obligations under the Policies by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of the Policies. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof, and the provisions herein shall in no way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of a Policy by the beneficiary designation form executed by the Bank and filed with the Insurer in connection herewith.

ARTICLE XIII

"Administration”

13.1         Plan Administrator. This Agreement shall be administered by the Bank’s board of directors or any subset of the board at the pleasure of its Chairman (the “Plan Administrator”).

13.2         Plan Administrator Duties. The Plan Administrator shall have the discretion and authority to: (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement; and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement.

4

13.3         Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

13.4         Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator, and those to whom management and operation responsibilities of the plan have been delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

ARTICLE XIV

"Claims and Review Procedures”

14.1         Written Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (a “Claimant”) may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Bank at its then principal place of business.

14.2         Timing of Response. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1) The specific reason or reasons for such denial;

(2) The specific reference to pertinent provisions of this Agreement on which such denial is based;

(3) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

(4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(5) The time limits for requesting a review under Section 14.3 and for review under Section 14.4 hereof.

14.3         Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described in Section 14.2, the Claimant may request in writing that the determination of the Plan Administrator be reviewed. Such request must be addressed to the Bank, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator’s determination within such sixty (60) day period, he or she shall be barred and estopped from challenging the Plan Administrator’s determination.

14.4         Review of Decision. The Plan Administrator will review its determination within sixty (60) days after receipt of a request for review. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

5

ARTICLE XV

"Amendment"

15.1          This Agreement may not be amended, altered, or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

ARTICLE XVI

"Miscellaneous"

16.1         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and upon the Insured, the Insured’s successors, assigns, heirs, executors, administrators and beneficiaries.

16.2         No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Insured the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Insured. It also does not require the Insured to remain an Insured nor interfere with the Insured’s right to terminate employment at any time.

16.3         Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand.

16.4         Applicable Law. This Agreement and the rights of the parties hereunder, shall be governed by and construed according to the laws of the Commonwealth of Virginia, except to the extent preempted by the laws of the United States of America.

16.5         Gender. Whenever in this Agreement words are used in the masculine or neutral gender, they shall be read and construed as in the masculine, feminine or neutral gender, whenever they should so apply.

16.6         No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party. This Agreement shall not be construed as creating any rights, claims, or cause of action against the Bank or any of its officers, directors, agents, or employees in favor of any person or entity other than the Insured.

16.7         Severability. If any one or more of the provisions hereof is declared invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired, and that invalidity, illegality, or unenforceability in one jurisdiction shall not affect the validity, legality, or enforceability of the remaining provisions hereof.

16.8         Entire Agreement. This Agreement, along with the Insured’s beneficiary designation form, constitutes the entire agreement between the Bank and the Insured as to the subject matter hereof. No rights are granted to the Insured under this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

EXECUTIVE:	ACCESS NATIONAL BANK:

By:
Executive Name
Title

6

EXHIBIT A

The following life insurance Policies are subject to the attached Split-Dollar Agreement:

Insurer:

Insured:

Policy Number:

Insurer:

Insured:

Policy Number:

7

ACCESS NATIONAL BANK

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

BENEFICIARY DESIGNATION FORM

Insured:

Social Security Number:

Definitions:

Primary Beneficiary means the person(s) who will receive the Insured’s share of death benefit in the event of the Insured’s death. Proceeds will be divided in equal shares if multiple beneficiaries are named, unless otherwise indicated. If percentages are listed, the total must equal 100%.

Contingent Beneficiary means the person(s) who will receive the Insured’s share of death benefit if the primary beneficiary is not living at the time of the Insured’s death.

Trust as Beneficiary Designation can be done using the following written statement: “To [name of trustee], trustee of the [name of trust], under a trust agreement dated [date of trust].”

Primary Beneficiary	DOB	Social Security #	Address	% of Proceeds

Contingent Beneficiary	DOB	Social Security #	Address	% of Proceeds

The undersigned Insured acknowledges that the Bank is providing this death benefit subject to the terms and conditions of the Agreement entered into with the Insured; only to the extent that the death benefit is actually paid by the Insurer, and that the Bank is also entitled to separate benefits in the Policies.

Insured’s Signature	Date

Acknowledged Receipt by the Bank:

Plan Administrator

8